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                                [Letterhead]


                                CONSENT LETTER

We consent to the incorporation by reference in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated February 8, 1996 and January 16, 1997 with respect to the audits of Crosland Housing Associates, L.P. for the years ended December 31, 1995 and 1996. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546). AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Prague & Company, P.C.

PRAGUE & COMPANY, P.C.
[FORMERLY KNOWN AS PRAGUE & RICHMOND, P.C.]
CERTIFIED PUBLIC ACCOUNTANTS
WELLESLEY, MASSACHUSETTS
September 2, 1997